EXHIBIT 23.2



                                     ARTHUR
                                    ANDERSEN


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the use of our report (and to all references to our firm) included in or made a part of the Registration Statement File No. 333-22637 of H.T.E., Inc., filed on June 10, 1997.



/s/ ARTHUR ANDERSEN LLP
-----------------------
Arthur Andersen LLP

Orlando, Florida
  June 10, 1997